U.S. Securities and Exchange Commission
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) June 10, 1999

                                 RENTECH, INC.
            (Exact name of registrant as specified in its charter)

  Colorado                      0-19260                       84-0957421
  (State of incorporation)      (Commission File Number)   (IRS Employer
                                                      Identification No.)

  1331 17th Street, Suite 720, Denver, Colorado 80202              80202
  (Address of principal executive offices)                     (Zip Code)

                                (303) 298-8008
            (Registrant's telephone number, including area code)

                                     N/A
       (Former name or former address, if changed since last report)


  Item 2.  Acquisition or Disposition of Assets.

       The Company acquired the assets of two Oklahoma corporations, Petroleum Mud Logging, Inc. and Petroleum Well Logging, Inc., by purchase on June 10, 1999. The acquisition was made by Rentech's wholly-owned subsidiary, Petroleum Mud Logging, Inc., a Colorado corporation. The assets acquired primarily consisted of well logging vehicles, well logs, and related instruments. The purchase price of $1,205,000 was paid by $550,000 in cash, 50,000 shares of Rentech's restricted common stock, Rentech's promissory note in the amount of $200,000 payable with interest at 9.75% on June 1, 2000, and Rentech's promissory note in the amount of $405,000 payable with interest at 9.75% in equal monthly installments, with the entire balance due on June 1, 2001. Rentech also assumed a promissory note in the approximate balance of $70,000. The assets were purchased at a bargained price determined by arm's-length negotiations. The sellers had no material relationship with the Company or any of its officers or directors or their associates. The funds for that part of the purchase price paid in cash were Company funds obtained through private placement of sales of shares of the Company's convertible preferred stock. The assets will be used by Rentech in the business of providing petroleum and natural gas well mud logging services to the oil and gas industry.





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                                                      PAGE 2

  Item 5.  Other Events.


       Rentech's annual meeting of shareholders was held on June 16, 1999. At the meeting the following persons were re-elected directors with the following votes:

                              Elected to      Votes          Votes
       Nominee                Term Ending     For            Withheld
       -------                -----------     -----          --------
       John P. Diesel         2002            34,796,163     773,397
       Dennis L. Yakobson     2002            34,932,490     637,070

       The shareholders also adopted a proposal to authorize the board of directors of Rentech, for one year from the date of the annual meeting (June 16, 2000), to effect, in its discretion, a reverse stock split of the outstanding shares of Rentech, Inc.'s common stock on the basis of one share for each five shares outstanding at the time of the reverse stock split. The voting was 27,608,159 shares for the proposal, 7,820,691 against, and 140,710 shares abstained.

       The Nasdaq Listings Qualifications Panel has notified Rentech that Rentech's common stock must meet Rentech's minimum closing bid requirements on or before July 30, 1999 in order for the stock to continue to be listed on The Nasdaq SmallCap Market after that date. The July 30 deadline is an extension of the original deadline of June 28, 1999. The exemption granted by Nasdaq now requires that , for continued listing, on or before July 30, 1999, Rentech must demonstrate a closing bid price of at least $1.00 per share, and immediately thereafter, the stock must have a closing bid price at or above $1.00 per share for a minimum of ten consecutive trading days.


  Item 7.  Financial Statements and Exhibits.

       No financial statements or exhibits for the assets acquired by the Company through its wholly-owned subsidiary, Petroleum Mud Logging, Inc., are required.

       The agreement for purchase of the assets is filed as Exhibit 99.1 to this Current Report on Form 8-K.





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                                                      PAGE 3

                                  SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      RENTECH, INC.


                                 By:  (signature)
                                      ------------------------------------
                                      James P. Samuels, Vice President,

  Date: June 23, 1999